Exhibit 99.1

Fox Factory Holding Corp. Announces First Quarter Fiscal 2023 Financial Results
Achieves Quarterly Sales of $399.9 Million
Reports Earnings per Diluted Share of $0.98
Reports Non-GAAP Adjusted Earnings per Diluted Share of $1.20

DULUTH, Georgia, May 4, 2023 - Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”) today reported financial results for the first quarter ended March 31, 2023.
First Quarter Fiscal 2023 Highlights
•Sales increased 5.8% to $399.9 million, compared to $378.0 million in the same period last fiscal year
•Gross profit increased 10.8% to $133.3 million, compared to $120.3 million in the same period last fiscal year. Gross margin percentage increased 150 basis points to 33.3%, compared to 31.8% in the same period last fiscal year; non-GAAP adjusted gross margin percentage increased 180 basis points to 34.1%, compared to 32.3% in the same period last fiscal year
•Net income was $41.8 million, or 10.4% of sales and $0.98 of earnings per diluted share, compared to $48.1 million, or 12.7% of sales and $1.13 of earnings per diluted share in the same period last fiscal year
•Non-GAAP adjusted net income was $51.0 million, or $1.20 of non-GAAP adjusted earnings per diluted share, compared to $55.8 million, or $1.32 of non-GAAP adjusted earnings per diluted share in the same period last fiscal year
•Adjusted EBITDA was $79.2 million, or 19.8% of sales, compared to $71.8 million, or 19.0% of sales in the same period last fiscal year
“Thanks to our diversified product offerings and differentiated market position, we are pleased with our strong start to fiscal 2023 in a bumpy economic and demand environment. Our strong results were achieved despite shifting demand and changing product mix,” commented Mike Dennison, FOX’s Chief Executive Officer. "We also closed the acquisition of Custom Wheel House on March 3, 2023, which showcases our commitment to acquiring companies that enable our vertical integration strategy.”
Sales for the first quarter of fiscal 2023 were $399.9 million, an increase of 5.8%, as compared to sales of $378.0 million in the first quarter of fiscal 2022. This increase reflects a 35.0% increase in Powered Vehicles Group sales and a 30.0% decrease in Specialty Sports Group sales. The increase in Powered Vehicles Group sales is primarily due to increased demand in the original equipment manufacturer ("OEM") channel and strong performance in our upfitting product lines. The decrease in Specialty Sports Group sales is driven by a return to seasonality and the impacts of higher levels of inventory across various channels.

Gross margin was 33.3% for the first quarter of fiscal 2023, a 150 basis point increase from gross margin of 31.8% in the first quarter of fiscal 2022. Non-GAAP adjusted gross margin increased 180 basis points to 34.1% from the same prior fiscal year period, excluding the effects of strategic transformation costs and the amortization of an acquired inventory valuation markup. The increase in gross margin was primarily driven by lower materials and other related costs, increased efficiencies at our North American facilities and strong performance in our upfitting product lines. A reconciliation of gross profit to non-GAAP adjusted gross profit and the resulting non-GAAP adjusted gross margin is provided at the end of this press release.
Total operating expenses were $78.6 million for the first quarter of fiscal 2023, compared to $66.1 million in the first quarter of fiscal 2022. Operating expenses increased by $12.5 million primarily due to higher employee headcount and benefit-related costs, higher legal and professional fees, and higher insurance and facility-related expenses, partially offset by lower acquisition-related compensation and various others. As a percentage of sales, operating expenses for the first quarter of fiscal 2023 were 19.7%, compared to 17.5% in the first quarter of fiscal 2022. Non-GAAP operating expenses were $70.3 million, or 17.6% of sales in the first quarter of fiscal 2023, compared to $59.6 million, or 15.8% of sales, in the first quarter of the prior fiscal year. Reconciliations of operating expense to non-GAAP operating expense are provided at the end of this press release.
The Company’s effective tax rate was 18.3% in the first quarter of fiscal 2023, compared to 4.8% in the first quarter of fiscal 2022. The change in the effective tax rate was primarily due to the release of our valuation allowance against foreign tax credit carryforwards in the first quarter of fiscal 2022 upon enactment of U.S. tax regulations, partially offset by a decrease in foreign withholding taxes, net of foreign tax credits in the first quarter of fiscal 2023.
Net income in the first quarter of fiscal 2023 was $41.8 million, compared to $48.1 million in the first quarter of the prior fiscal year. Earnings per diluted share for the first quarter of fiscal 2023 were $0.98, compared to earnings per diluted share of $1.13 for the first quarter of fiscal 2022.
Non-GAAP adjusted net income in the first quarter of fiscal 2023 was $51.0 million, or $1.20 of adjusted earnings per diluted share, compared to adjusted net income of $55.8 million, or $1.32 of adjusted earnings per diluted share, in the same period of the prior fiscal year. Reconciliations of net income as compared to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per diluted share are provided at the end of this press release.
Adjusted EBITDA in the first quarter of fiscal 2023 was $79.2 million, compared to $71.8 million in the first quarter of fiscal 2022. Adjusted EBITDA margin in the first quarter of fiscal 2023 was 19.8%, compared to 19.0% in the first quarter of fiscal 2022. Reconciliations of net income to adjusted EBITDA and the calculation of adjusted EBITDA margin are provided at the end of this press release.

Balance Sheet Highlights
As of March 31, 2023, the Company had cash and cash equivalents of $91.9 million, compared to $145.3 million as of December 30, 2022. Inventory was $379.9 million as of March 31, 2023, compared to $350.6 million as of December 30, 2022. As of March 31, 2023, accounts receivable and accounts payable were $195.3 million and $135.3 million, respectively, compared to $200.4 million and $131.2 million, respectively, as of December 30, 2022. Prepaids and other current assets were $214.6 million as of March 31, 2023, compared to $101.4 million as of December 30, 2022. The increase in inventory is primarily due to inventory that we obtained in connection with our recent acquisition of Custom Wheel House, LLC ("Custom Wheel House"). The changes in accounts receivable and accounts payable reflect the timing of customer collections and vendor payments. The increase in prepaids and other current assets is primarily due to higher chassis deposits as we ramp up to meet current year production needs. Total debt was $360.0 million as of March 31, 2023, compared to $200.0 million as of December 30, 2022, due to our recent acquisition of Custom Wheel House.
Fiscal 2023 Guidance
For the second quarter of fiscal 2023, the Company expects sales in the range of $390 million to $410 million and non-GAAP adjusted earnings per diluted share in the range of $1.00 to $1.20.
For the fiscal year 2023, the Company expects sales in the range of $1,670 million to $1,700 million and non-GAAP adjusted earnings per diluted share in the range of $5.00 to $5.30. For purposes of our fiscal 2023 guidance, we expect our full year effective tax rate to be within the range of 15% to 18%.
Non-GAAP adjusted earnings per diluted share exclude the following items net of applicable tax: amortization of purchased intangibles, litigation and settlement-related expenses, acquisition and integration-related expenses and strategic transformation costs. A quantitative reconciliation of non-GAAP adjusted earnings per diluted share for the second quarter and full fiscal year 2023 is not available without unreasonable efforts because management cannot predict, with sufficient certainty, all of the elements necessary to provide such a reconciliation.
Chief Accounting Officer & Corporate Update
Mr. Brendan Enick has joined the Company as its first Chief Accounting Officer. Mr. Enick has over 16 years of experience in the accounting industry, working in a variety of areas ranging from audit and financial reporting, to corporate finance, including most recently as the Vice President, Corporate Controller at Carter’s, Inc. (CRI). He is also a licensed Certified Public Accountant.
“On behalf of the entire FOX leadership team, it’s my pleasure to welcome Brendan as our first CAO. Brendan will be instrumental in helping us elevate our global finance and accounting teams, and streamline processes across our business,” said Mike Dennison, FOX’s Chief Executive Officer. “We have no doubt he will bring a new, positive perspective to forging the future of FOX. Additionally, our search for a permanent Chief Financial Officer remains on track. We are pleased with the talent pool we have attracted during this process and are hopeful to have a final announcement during the second quarter of 2023.”

Conference Call & Webcast
The Company will hold an investor conference call today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call dial-in number for North America listeners is (800) 225-9448, and international listeners may dial (203) 518-9708; the conference ID is FOXFQ123 or 36937123. Live audio of the conference call will be simultaneously webcast in the Investor Relations section of the Company's website at http://www.ridefox.com. The webcast of the teleconference will be archived and available on the Company’s website.
About Fox Factory Holding Corp. (NASDAQ: FOXF)
Fox Factory Holding Corp. designs and manufactures performance-defining ride dynamics products primarily for bicycles, on-road and off-road vehicles and trucks, side-by-side vehicles, all-terrain vehicles, snowmobiles, specialty vehicles and applications, motorcycles, and commercial trucks. The Company is a direct supplier to leading powered vehicle OEMs. Additionally, the Company supplies top bicycle OEMs and their contract manufacturers, and provides aftermarket products to retailers and distributors.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”), FOX is including in this press release “non-GAAP adjusted gross profit,” “non-GAAP adjusted gross margin,” “non-GAAP operating expense,” “non-GAAP adjusted net income,” “non-GAAP adjusted earnings per diluted share,” “adjusted EBITDA,” and “adjusted EBITDA margin,” all of which are non-GAAP financial measures. FOX defines non-GAAP adjusted gross profit as gross profit margin adjusted for certain strategic transformation costs and the amortization of acquired inventory valuation markup. Non-GAAP adjusted gross margin is defined as non-GAAP adjusted gross profit divided by total sales. FOX defines non-GAAP operating expense as operating expense adjusted for amortization of purchased intangibles, litigation and settlement-related expenses, acquisition and integration-related expenses, and strategic transformation costs. FOX defines non-GAAP adjusted net income as net income adjusted for amortization of purchased intangibles, litigation and settlement-related expenses, acquisition and integration-related expenses, and strategic transformation costs, all net of applicable tax. These adjustments are more fully described in the tables included at the end of this press release. Non-GAAP adjusted earnings per diluted share is defined as non-GAAP adjusted net income divided by the weighted average number of diluted shares of common stock outstanding during the period. FOX defines adjusted EBITDA as net income adjusted for interest expense, net other expense, income taxes, amortization of purchased intangibles, depreciation, stock-based compensation, litigation and settlement related expenses, acquisition and integration-related expenses and strategic transformation costs that are more fully described in the tables included at the end of this press release. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.
FOX includes these non-GAAP financial measures because it believes they allow investors to understand and evaluate the Company’s core operating performance and trends. In particular, the exclusion of certain items in calculating non-GAAP adjusted gross profit, non-GAAP operating expense, non-GAAP adjusted net income and adjusted EBITDA (and accordingly, non-GAAP adjusted gross margin, non-GAAP adjusted earnings per diluted share and adjusted EBITDA margin) can provide a useful measure for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate non-GAAP adjusted gross profit, non-GAAP adjusted gross margin, non-GAAP operating expense, non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin differently than FOX does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

FOX FACTORY HOLDING CORP.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	As of	As of
	March 31,	December 30
	2023	2022

Assets
Current assets:
Cash and cash equivalents	$91,892	$145,250
Accounts receivable (net of allowances of $789 and $443 at March 31, 2023 and December 30, 2022, respectively)	195,313	200,440
Inventory	379,892	350,620
Prepaids and other current assets	214,572	101,364
Total current assets	881,669	797,674
Property, plant and equipment, net	210,304	202,215
Lease right-of-use assets	58,029	48,096
Deferred tax assets	56,739	57,339
Goodwill	380,906	323,978
Intangibles, net	226,083	178,980
Other assets	10,702	10,054
Total assets	$1,824,432	$1,618,336
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$135,331	$131,160
Accrued expenses	118,305	127,729
Total current liabilities	253,636	258,889
Line of credit	360,000	200,000
Other liabilities	46,549	38,061
Total liabilities	660,185	496,950
Stockholders’ equity
Preferred stock, $0.001 par value — 10,000 authorized and no shares issued or outstanding as of March 31, 2023 and December 30, 2022	—	—
Common stock, $0.001 par value — 90,000 authorized; 43,193 shares issued and 42,303 outstanding as of March 31, 2023; 43,160 shares issued and 42,270 outstanding as of December 30, 2022	42	42
Additional paid-in capital	359,785	356,239
Treasury stock, at cost; 890 common shares as of March 31, 2023 and December 30, 2022	(13,754)	(13,754)
Accumulated other comprehensive income	12,330	14,782
Retained earnings	805,844	764,077
Total stockholders’ equity	1,164,247	1,121,386
Total liabilities and stockholders’ equity	$1,824,432	$1,618,336

FOX FACTORY HOLDING CORP.
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	For the three months ended
	March 31,	April 1,
	2023	2022
Sales	$399,851	$377,977
Cost of sales	266,553	257,717
Gross profit	133,298	120,260
Operating expenses:
Sales and marketing	23,669	22,589
Research and development	15,282	12,642
General and administrative	33,761	25,567
Amortization of purchased intangibles	5,896	5,307
Total operating expenses	78,608	66,105
Income from operations	54,690	54,155
Interest and other expense, net:
Interest expense	3,521	1,977
Other expense, net	24	1,692
Interest and other expense, net	3,545	3,669
Income before income taxes	51,145	50,486
Provision for income taxes	9,378	2,436
Net income	$41,767	$48,050
Earnings per share:
Basic	$0.99	$1.14
Diluted	$0.98	$1.13
Weighted-average shares used to compute earnings per share:
Basic	42,298	42,144
Diluted	42,496	42,381

FOX FACTORY HOLDING CORP.
NET INCOME TO NON-GAAP ADJUSTED NET INCOME RECONCILIATION
AND CALCULATION OF NON-GAAP ADJUSTED EARNINGS PER SHARE
(in thousands, except per share data)
(unaudited)
The following table provides a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to non-GAAP adjusted net income (a non-GAAP measure), and the calculation of non-GAAP adjusted earnings per share (a non-GAAP measure) for the three months ended March 31, 2023 and April 1, 2022. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended
	March 31,	April 1,
	2023	2022
Net income	$41,767	$48,050
Amortization of purchased intangibles	5,896	5,307
Litigation and settlement-related expenses	978	69
Other acquisition and integration-related expenses (1)	4,474	1,088
Strategic transformation costs (2)	—	1,676
Tax impacts of reconciling items above (3)	(2,081)	(393)
Non-GAAP adjusted net income	$51,034	$55,797

Non-GAAP adjusted EPS
Basic	$1.21	$1.32
Diluted	$1.20	$1.32

Weighted average shares used to compute non-GAAP adjusted EPS
Basic	42,298	42,144
Diluted	42,496	42,381
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of acquired assets, per period as follows:

	For the three months ended
	March 31,	April 1,
	2023	2022
Acquisition related costs and expenses	$1,404	$1,088
Finished goods inventory valuation adjustment	3,070	—
Other acquisition and integration-related expenses	$4,474	$1,088
(2) Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations.
(3) Tax impact calculated based on the respective year-to-date effective tax rate.

FOX FACTORY HOLDING CORP.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION AND
CALCULATION OF NET INCOME MARGIN AND ADJUSTED EBITDA MARGIN
(in thousands)
(unaudited)
The following tables provide a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA (a non-GAAP measure), and the calculations of net income margin and adjusted EBITDA margin (a non-GAAP measure) for the three months ended March 31, 2023 and April 1, 2022. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended
	March 31,	April 1,
	2023	2022
Net income	$41,767	$48,050
Provision for income taxes	9,378	2,436
Depreciation and amortization	13,315	11,847
Non-cash stock-based compensation	5,701	3,029
Litigation and settlement-related expenses	978	69
Other acquisition and integration-related expenses (1)	4,474	974
Strategic transformation costs (2)	—	1,676
Interest and other expense, net	3,545	3,669
Adjusted EBITDA	$79,158	$71,750

Net Income Margin	10.4%	12.7%

Adjusted EBITDA Margin	19.8%	19.0%
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations, excluding $114 in stock-based compensation for the three month period ended April 1, 2022, and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of acquired assets, per period as follows:

	For the three months ended
	March 31,	April 1,
	2023	2022
Acquisition related costs and expenses	$1,404	$974
Finished goods inventory valuation adjustment	3,070	—
Other acquisition and integration-related expenses	$4,474	$974
(2) Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations.

FOX FACTORY HOLDING CORP.
GROSS PROFIT TO NON-GAAP ADJUSTED GROSS PROFIT RECONCILIATION AND
CALCULATION OF GROSS MARGIN AND NON-GAAP ADJUSTED GROSS MARGIN
(in thousands)
(unaudited)
The following table provides a reconciliation of gross profit to non-GAAP adjusted gross profit (a non-GAAP measure) for the three months ended March 31, 2023 and April 1, 2022, and the calculation of gross margin and non-GAAP adjusted gross margin (a non-GAAP measure). These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended
	March 31,	April 1,
	2023	2022
Sales	$399,851	$377,977

Gross Profit	$133,298	$120,260
Strategic transformation costs (1)	—	1,676
Amortization of acquired inventory valuation markup	3,070	—
Non-GAAP Adjusted Gross Profit	$136,368	$121,936

Gross Margin	33.3%	31.8%

Non-GAAP Adjusted Gross Margin	34.1%	32.3%
(1) Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations.

FOX FACTORY HOLDING CORP.
OPERATING EXPENSE TO NON-GAAP OPERATING EXPENSE RECONCILIATION AND
CALCULATION OF OPERATING EXPENSE AND NON-GAAP OPERATING EXPENSE AS A PERCENTAGE OF SALES
(in thousands)
(unaudited)
The following tables provide a reconciliation of operating expense to non-GAAP operating expense (a non-GAAP measure) and the calculations of operating expense as a percentage of sales and non-GAAP operating expense as a percentage of sales (a non-GAAP measure), for the three months ended March 31, 2023 and April 1, 2022. These non-GAAP financial measures are provided in addition to, and not as an alternative for, the Company’s reported GAAP results.

	For the three months ended
	March 31,	April 1,
	2023	2022
Sales	$399,851	$377,977

Operating Expense	$78,608	$66,105
Amortization of purchased intangibles	(5,896)	(5,307)
Litigation and settlement-related expenses	(978)	(69)
Other acquisition and integration-related expenses (1)	(1,404)	(1,088)
Non-GAAP operating expense	$70,330	$59,641

Operating expense as a percentage of sales	19.7%	17.5%

Non-GAAP operating expense as a percentage of sales	17.6%	15.8%
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions and such forward-looking statements include, but are not limited to, statements about the impact of the global outbreak of COVID-19 on the Company’s business and operations; the Company’s continued growing demand for its products; the Company’s execution on its strategy to improve operating efficiencies; the Company’s optimism about its operating results and future growth prospects; the Company’s expected future sales and future non-GAAP adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business; the Company’s ability to maintain its suppliers for materials, product parts and vehicle chassis without significant supply chain disruptions; the Company’s ability to improve operating and supply chain efficiencies; the Company’s ability to enforce its intellectual property rights; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to maintain profitability; the Company’s ability to adapt its business model to mitigate the impact of certain changes in tax laws; changes in the relative proportion of profit earned in the numerous jurisdictions in which the Company does business and in tax legislation, case law and other authoritative guidance in those jurisdictions; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the Company’s ability to increase its aftermarket penetration; the Company’s exposure to exchange rate fluctuations; the loss of key customers; strategic transformation costs; the outcome of pending litigation; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences; changes in demand for high-end suspension and ride dynamics products; the Company’s loss of key personnel, management and skilled engineers; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; product recalls and product liability claims; the impact of change in China-Taiwan relations on our business, our operations or our supply chain, the impact of the Russian invasion of Ukraine on the global economy, energy supplies and raw materials; future economic or market conditions, including the impact of inflation or the U.S. Federal Reserve’s interest rate increases in response thereto; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K for the fiscal year ended December 30, 2022 and filed with the Securities and Exchange Commission on February 23, 2023, or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
Fox Factory Holding Corp.
Vivek Bhakuni
Sr. Director of Investor Relations and Business Development
706-471-5241
vbhakuni@ridefox.com